Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, constituting a part of this Registration Statement of our report dated April 23, 2021, relating to the financial statements of Adcole Maryland Aerospace, LLC.

/s/ BDO USA, LLP

Boston, Massachusetts

November 1, 2021